KonaRed

"Wellness You Can Feel!"™

December 16, 2013

Re: Termination of Consultant Agreement

Hi Steve,

Pursuant to Paragraph 5 of the Consultant Agreement with Bioponic Phytoceuticals, nc. dated October 4, 2013, this letter shall serve as written notice of the KonaRed Corporation's intent to terminate the agreement, effective November 1 2013.

The terms of the Termination as agreed upon by all parties of the Board of Directors are as follows:

1. Steven M Schorr will remain on the Board of Directors
2. Contract Buyout Payment of 1year's compensation ($120,000) as the Termination Fee in 3 installments. $20,000 upon execution of agreement,
$60,000 on November 15th and $40,000 by February 1st, 2014.
3. Outstanding warrants will remain in place
4. The outstanding balance currently owed to Bioponic Phytoceuticals, nc. will be split evenly amongst the 3 buyout payments.

We appreciate the experience of having worked together.

By signing below, both parties acknowledge the terms of the Agreement.

Shaun Roberts
President and CEO

Steven M Schorr
On Behalf of Bioponic